Exhibit 10.7

Execution copy

Dated 3 December 2003

SHURGARD STORAGE CENTERS INC.

and

CRESCENT EURO SELF STORAGE INVESTMENTS SARL

AMENDMENT No 1

TO THE PUT AND CALL OPTION AGREEMENT

with respect to bonds issued by First Shurgard Finance Sàrl

Rue Brederode 13

B - 1000 Brussels

Telephone (32-2) 501 94 11

Facsimile (32-2) 501 94 94

AMENDMENT No 1 TO THE PUT AND CALL OPTION AGREEMENT

BETWEEN:	(1)	Shurgard Storage Centers Inc., a company organized and existing under the laws of Washington, having its registered office at Valley Street 1155, Suite 400, 98109 Seattle WA, USA,

		represented for the purposes of this Agreement by Mr. Harrell L. Beck,

		hereinafter referred to as “Shurgard”;

AND:	(2)	Crescent Euro Self Storage Investments Sàrl, a company organised and existing under the laws of Luxembourg, having its registered office at 1, rue des Glacis, L-1628 Luxembourg, registered with the Luxembourg register of commerce and companies under number ,

		represented for the purposes of this Agreement by Asim Zafar, Muhannad M. Abulhasan and/or Henry Thompson,

		hereinafter referred to as “Luxco”;

WHEREAS

(A)	On 26 May 2003 the Parties entered into a put and call option agreement with respect to bonds issued by First Shurgard Finance Sàrl (hereafter the “Put and Call Option Agreement”).

(B)	As required as a result of an amendment to a credit facility granted by Société Générale to First Shurgard Finance Sàrl, on 2 December 2003, Shurgard has entered into an Amendment No 1 to the Subscription Agreement of 26 May 2003 with First Shurgard Finance Sàrl (the “Subscription Amendment”) in which Shurgard undertakes to subscribe – at the request of First Shurgard Finance Sàrl – additional bonds issued by First Shurgard Finance Sàrl in an amount of up to USD 7,000,000 in case of an Event of Default (as defined in the Subscription Agreement).

(C)	The Parties wish to modify and amend the Put and Call Option Agreement by entering into the present amendment agreement (the “Amendment”).

NOW, THEREFORE, the parties have agreed as follows:

1	Modification to the Definitions

The Parties agree to replace the definition of “Bonds” and “Subscription Agreement” in Clause 1.1 of the Put and Call Option Agreement by the following text:

““Bonds” means the unsecured bonds in the aggregate principal amount of up to USD 20,000,000, in registered form, to be issued by the Issuer and to be subscribed by Shurgard pursuant to the Subscription Agreement, as amended (and the Terms and Conditions, as amended attached thereto) and represented by 20,000 bonds and any and each bond individually.”

““Subscription Agreement” means the subscription agreement entered into between Société Générale, First Shurgard Finance Sàrl and Shurgard on May 26, 2003, as amended from time to time, a copy of which is attached hereto as Annex 1.”

2	Miscellaneous

2.1	Definitions

Except if explicitly provided otherwise in this Amendment, the defined terms used in this Amendment shall have the same meaning as in the Subscription Agreement.

2.2	No other modifications

Except as set forth above in this Amendment, the terms, conditions and agreements set forth in the Subscription Agreement and its Annexes shall continue to be in full force and effect.

2.3	Applicable Law and Choice of Forum

This Subscription Agreement shall be governed by Belgian law.

2.4	Governing Law

This Put and Call Option Agreement shall be governed by and construed in accordance with Belgian law.

2.5	Arbitration

2.5.1	All disputes arising in connection with this Amendment, and which Parties are unable to settle amicably shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the “Rules”) by three arbitrators, all appointed by the International Court of Arbitration of the International Chamber of Commerce in accordance with the Rules (the “Court”).

The arbitration shall be held in Geneva. The proceedings and award shall be in the English language.

Every arbitrator must be and remain independent of any person that is a party to this Put and Call Option Agreement or any of the Relevant Agreements (as defined in the JV Agreement), even if such party is not actually a party to the arbitration proceedings being conducted under this present Clause 2.5.

2.5.2	All Parties to this Amendment hereby acknowledge that the subject matter of the Relevant Agreements has a close inter-relationship.

2.5.3	In order to ensure that all disputes in connection with any of the Relevant Agreements are resolved in a uniform and compatible manner, the Parties to this Amendment agree to procure that the procedures set out in Clause 17.10.3 of the JV Agreement shall be complied with.

2.5.4	The Parties hereby agree not to seek judicial review of any award made pursuant to this Clause 2.5. They specifically and irrevocably exclude their right to seek judicial review of the award on all the grounds listed in article 190 (2) of the Swiss Conflict of Laws Statute.

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Done in Brussels, on 3 December 2003, in four originals. Each Party, Société Générale and First Shurgard Finance Sàrl acknowledge receipt of their own original.

Shurgard Storage Centers Inc.:	Crescent Euro Self Storage Investments Sàrl:

Name:	Name:	Henry Thompson
Title:	Title:	Executive Director

For acknowledgement and approval:

First Shurgard Finance Sàrl:

Name:	Steven De Tollenaere
Title:	Manager

For acknowledgement and approval:

Société Générale:

Name:	Name:
Title:	Title:

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